SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-INGLES MARKETS, INC

                    GAMCO INVESTORS, INC.
                                 6/04/01            3,500            11.4071
                                 4/19/01            1,500            12.5000
                     GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 4/30/01            5,000            12.6000
                                 4/24/01            7,500            12.4900
                         GABELLI SMALL CAP GROWTH FUND
                                 6/06/01           25,000            12.1231


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ MATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.